Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports Fourth Quarter and Full Year 2016 Results
Solid performance in 2016; positioned for continued growth in 2017

MINNEAPOLIS, Feb. 14, 2017 - Capella Education Company (NASDAQ: CPLA), a leading educational services company, today announced financial results for the three months and year ended Dec. 31, 2016.

“We delivered solid results in 2016 and made significant progress in executing our vision of providing the most direct path between learning and employment,” said Kevin Gilligan, chairman and chief executive officer. “We believe our ‘most direct path’ innovations, including our flexible degree and job-ready skills offerings, will drive long-term growth by expanding our addressable market, creating new sources of revenue, and better positioning us to deliver differentiated value to both consumers and employers.”

Results for the three months and year ended Dec. 31, 2016, and comparisons to previous periods, are for consolidated Capella Education Company continuing operations. Included in consolidated results are Hackbright Academy and DevMountain operations from their acquisition dates of April 22 and May 4, 2016, respectively. The sale of Arden University was completed on Aug. 18, 2016 with results presented as discontinued operations.

Selected Financial Data for the Three Months Ended Dec. 31, 2016

Revenues were $111.3 million in the fourth quarter of 2016, up 4.9 percent compared to $106.1 million in the fourth quarter of 2015. Operating income was $18.3 million, compared to $20.5 million for the same period in 2015. The operating margin was 16.4 percent, compared to 19.3 percent for the fourth quarter 2015. Diluted net income per common share from continuing operations was $0.97, compared to $1.05 for the same period in 2015.

Operating and Segment Highlights

•	The “Post-Secondary” segment is comprised of Capella University and Sophia Learning; the “Job-Ready Skills” segment consists of Capella Learning Solutions, Hackbright Academy and DevMountain.

•
For the Post-Secondary segment, revenues were $109.4 million, up 3.1 percent compared to $106.1 million in the fourth quarter of 2015. The operating margin was 18.9 percent, compared to 21.0 percent. Results are primarily attributable to Capella University.

•
Capella University total active enrollment increased 2.5 percent to 37,882 learners, new enrollment decreased by 1.1 percent compared to fourth quarter 2015, and early cohort persistence improved by approximately 5 percent.

•	Revenues for the Job-Ready Skills segment were $1.9 million compared to $0.02 million in the fourth quarter of 2015. The operating loss was $2.4 million, compared to $1.8 million.

Selected Financial Data for the Fiscal Year Ended Dec. 31, 2016

Revenues were $429.4 million in fiscal year 2016, up 3.1 percent compared to $416.5 million in 2015. Operating income was $68.2 million, compared to $70.3 million for the same period in 2015. The operating margin was 15.9 percent, compared to 16.9 percent in 2015. Diluted net income per common share from continuing operations was $3.58, compared to $3.55 for the same period in 2015.

Operating and Segment Highlights

•
For the Post-Secondary segment, fiscal year 2016 revenues were $424.1 million, up 2.0 percent compared to $416.0 million in 2015. The operating margin was 18.1 percent, compared to 17.6 percent in 2015. Results are primarily attributable to Capella University.

•	Capella University average quarterly total enrollment increased by 2.5 percent, new enrollment decreased by 0.9 percent from 2015, and early cohort persistence improved by approximately 5 percent.

•	Revenues for the Job-Ready Skills segment were $5.3 million compared to $0.6 million in 2015. The operating loss was $8.7 million in 2016, compared to $2.9 million for 2015.

Balance Sheet and Cash Flow

At Dec. 31, 2016, Capella Education Company had cash and marketable securities of $162.3 million, compared to $159.3 million at Dec. 31, 2015, and no debt as of these dates.

Cash provided by operating activities from continuing operations for 2016 was $85.1 million compared to $59.9 million in 2015. A portion of the year-over-year increase in 2016 was due to $13.6 million of cash received as an incentive to extend the lease for our headquarters in Minneapolis, MN.

Dividend and Share Repurchases

The company announced an increase in its quarterly cash dividend to $0.41 per outstanding share of common stock during the fourth quarter of 2016. The dividend was paid on Jan. 13, 2017.

The Company repurchased approximately 488,000 shares of Capella stock for total consideration of $25.6 million in fiscal year 2016. In the fourth quarter of 2016, Capella Education Company repurchased approximately 51,000 shares of Capella stock for total consideration of $3.1 million. The remaining authorization as of the end of the fourth quarter was $30.4 million.

Outlook

For the first quarter ending March 31, 2017, consolidated revenues for Capella Education Company are expected to be up 5.0 to 6.0 percent compared to first quarter 2016. Consolidated operating margin is anticipated to be approximately 14.5 to 15.5 percent of total revenue for the first quarter of 2017. Capella University new enrollment is expected to be up in the low-single digit percentage range year-over-year and total enrollment is expected to be up about 1 percent year-over-year.

For the fiscal year ending Dec. 31, 2017, consolidated revenues for Capella Education Company are expected to increase 3 to 5 percent year-over-year and operating margins are expected to be similar to fiscal 2016 due to expected investments in advance of accelerated revenue growth.

“We are particularly pleased with achieving five consecutive years of strong learner success improvements, which was the primary driver for total enrollment growth in 2016,” said Steve Polacek, senior vice president and chief financial officer. “We are in a strong financial position and are managing our investments thoughtfully with the goal of driving accelerated growth.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to future prospects and expectations regarding our growth, revenues, enrollment, and operating performance, and should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties which could cause the company's actual results to differ materially from historical results and from results presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation, gainful employment, return of Title IV funds, borrower defenses to repayment, financial responsibility standards, state authorization, certifications and program requirements; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; successfully defending litigation and other claims; any governmental action or review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Federal Trade Commission, the Minnesota Office of Higher Education or other state or federal regulatory bodies; successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; successfully managing our PhD completion efforts; improving our conversion rate and effectively leveraging our brand-driven marketing strategy; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; improving our learner persistence and cohort retention rate; successfully integrating acquisitions; successfully growing Capella Learning Solutions’ new business lines; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements include those described in the “Risk Factors” section of our most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC), and any updates or developments described in our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K for 2016 and other documents the company files with the SEC.

Conference Call

Capella will discuss its fourth quarter 2016 results and outlook during a conference call scheduled today, Feb. 14, 2017, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 800.794.6623 (domestic) or 785.424.1227 (international) at 8:50 a.m. (ET), conference ID# 8176. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com in the investor relations section. A replay of the call will be available starting on Feb. 14 through Feb. 21, 2017, at 800.839.2670 (domestic) or 402.220.7230 (international), conference ID# 8176. It will also be archived at www.capellaeducation.com in the investor relations section.

About Capella Education Company

Capella Education Company (http://www.capellaeducation.com) is an educational services company that provides access to high-quality education through online postsecondary degree programs and job-ready skills offerings needed in today’s market. Capella’s portfolio of companies is dedicated to closing the skills gap by providing the most direct path between learning and employment.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of December 31, 2016	As of December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$93,570	$86,104
Marketable securities, current	45,458	27,522
Accounts receivable, net of allowance of $6,682 at December 31, 2016 and $6,340 at December 31, 2015	20,708	17,081
Prepaid expenses and other current assets	17,877	14,308
Currents assets of business held for sale	—	4,251
Total current assets	177,613	149,266
Marketable securities, non-current	23,320	45,679
Property and equipment, net	34,121	34,306
Goodwill	23,310	—
Intangibles, net	9,221	—
Deferred income taxes	1,853	—
Other assets	7,875	2,397
Noncurrent assets of business held for sale	—	18,707
Total assets	$277,313	$250,355
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,367	$1,470
Accrued liabilities	31,302	23,658
Dividends payable	4,945	4,824
Deferred revenue	12,398	7,796
Current liabilities of business held for sale	—	8,291
Total current liabilities	53,012	46,039
Deferred rent	13,693	1,874
Other liabilities	2,316	3,061
Deferred income taxes	—	1,502
Total liabilities	69,021	52,476
Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 11,545 at December 31, 2016 and 11,824 at December 31, 2015	115	118
Additional paid-in capital	121,581	114,849
Accumulated other comprehensive loss	(93)	(272)
Retained earnings	86,689	83,184
Total shareholders’ equity	208,292	197,879
Total liabilities and shareholders’ equity	$277,313	$250,355

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$111,308	$106,129	$429,390	$416,548
Costs and expenses:
Instructional costs and services	47,526	45,575	185,995	182,883
Marketing and promotional	27,319	23,971	103,458	99,629
Admissions advisory	7,176	6,996	29,292	28,206
General and administrative	11,027	9,055	42,438	35,498
Total costs and expenses	93,048	85,597	361,183	346,216
Operating income	18,260	20,532	68,207	70,332
Other income (expense), net	98	(105)	177	(133)
Income from continuing operations before income taxes	18,358	20,427	68,384	70,199
Income tax expense	6,891	7,734	25,980	26,569
Income from continuing operations	11,467	12,693	42,404	43,630
Income (loss) from discontinued operations, net of tax	(41)	(1,045)	565	(3,442)
Net income	$11,426	$11,648	$42,969	$40,188
Basic net income (loss) per common share:
Continuing operations	1.00	1.07	3.65	3.61
Discontinued operations	(0.01)	(0.09)	0.05	(0.28)
Basic net income per common share	$0.99	$0.98	$3.70	$3.33
Diluted net income (loss) per common share
Continuing operations	0.97	1.05	3.58	3.55
Discontinued operations	—	(0.09)	0.04	(0.28)
Diluted net income per common share	$0.97	$0.96	$3.62	$3.27
Weighted average number of common shares outstanding:
Basic	11,517	11,881	11,614	12,079
Diluted	11,812	12,087	11,856	12,301
Cash dividends declared per common share	$0.41	$0.39	$1.58	$1.50

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended December 31,
	2016	2015
	(Unaudited)
Operating activities
Net income	$42,969	$40,188
Income (loss) from discontinued operations, net of tax	565	(3,442)
Income from continuing operations	42,404	43,630
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	10,663	14,275
Depreciation and amortization	21,343	21,917
Amortization of investment discount/premium, net	2,129	2,293
Impairment of property and equipment	442	896
Loss on disposal of property and equipment	164	64
Share-based compensation	6,422	6,594
Excess tax benefits from share-based compensation	(1,136)	(439)
Deferred income taxes	(4,280)	(1,641)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed from business acquisitions:
Accounts receivable	(13,568)	(15,150)
Prepaid expenses and other current assets	(470)	(7,162)
Accounts payable and accrued liabilities	8,132	(3,344)
Income taxes payable	(2,823)	(2,980)
Deferred rent	11,819	(566)
Deferred revenue	3,902	1,540
Net cash provided by operating activities - continuing operations	85,143	59,927
Net cash provided by (used in) operating activities - discontinued operations	(2,874)	400
Net cash provided by operating activities	82,269	60,327
Investing activities
Acquisitions, net of cash acquired	(32,101)	—
Capital expenditures	(20,908)	(20,417)
Investment in partnership interests	(3,551)	(934)
Purchases of marketable securities	(29,216)	(32,640)
Maturities of marketable securities	31,430	30,175
Net cash used in investing activities - continuing operations	(54,346)	(23,816)
Net cash provided by (used in) investing activities - discontinued operations	15,032	(224)
Net cash used in investing activities	(39,314)	(24,040)
Financing activities
Excess tax benefits from share-based compensation	1,136	439
Net proceeds from exercise of stock options	5,363	1,337
Payment of dividends	(18,254)	(18,012)
Repurchases of common stock	(25,633)	(26,006)
Net cash used in financing activities - continuing operations	(37,388)	(42,242)
Effect of foreign exchange rates on cash	(24)	(21)
Net increase (decrease) in cash and cash equivalents	5,543	(5,976)
Cash and cash equivalents and cash of business held for sale at beginning of year	88,027	94,003
Cash and cash equivalents and cash of business held for sale at end of year	93,570	88,027
Less cash of business held for sale at end of year	—	(1,923)
Cash and cash equivalents at end of year	$93,570	$86,104
Supplemental disclosures of cash flow information
Income taxes paid	$33,093	$31,171
Non-cash investing and financing activities:
Purchase of equipment included in accounts payable and accrued liabilities	$784	$854
Declaration of cash dividend to be paid	4,785	4,646
Receivable due from sale of business	3,084	—

CAPELLA EDUCATION COMPANY
Segment Reporting
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Post-Secondary	$109,381	$106,108	$424,085	$415,964
Job-Ready Skills	1,927	21	5,305	584
Consolidated revenues	$111,308	$106,129	$429,390	$416,548
Operating income (loss)
Post-Secondary	20,680	22,289	76,935	73,248
Job-Ready Skills	(2,420)	(1,757)	(8,728)	(2,916)
Consolidated operating income	18,260	20,532	68,207	70,332
Other income (expense), net	98	(105)	177	(133)
Income from continuing operations before income taxes	$18,358	$20,427	$68,384	$70,199

Note: The summary of financial information by reportable segment above excludes the results of operations for Arden University, which are presented as discontinued operations in our Consolidated Statements of Income.

Quarterly revenues and operating income (loss) by reportable segment for 2015 and prior quarters of 2016 can be found at the Capella Education Company website at www.capellaeducation.com, under ‘Investor Relations’, within the ‘Financial Information’ section in the ‘Fiscal Year & Quarterly Results’ spreadsheet.

CAPELLA UNIVERSITY
Other Information

	December 31,
Capella University Enrollment by Degree (a):	2016	2015	% Change
Doctoral	9,110	9,645	(5.5)%
Master's	17,865	16,882	5.8%
Bachelor's	9,791	9,454	3.6%
Other	1,116	995	12.2%
Total	37,882	36,976	2.5%

(a) Enrollment as of December 31, 2016 and 2015 is the enrollment as of the last day of classes for the quarter ended December 31, 2016 and 2015, respectively.